Dreyfus Family of Funds
COMPLIANCE REPORT
RULE 10f-3 TRANSACTIONS

1/1/08-3/31/08

Board Group Summary

Fund	Manager Firm	*Are there applicable transactions to report?* IF YES, Detail and Certification attached from Manager that all transactions are in compliance with board-approved procedure	Total Value of Securities Purchased by Fund from Syndicate with an Affiliated Underwriter (% of total net assets)	Primary Portfolio Manager
Money Market Funds				
Money Market Reserves	Dreyfus	No		Patricia A. Larkin
U.S. Treasury Reserves	Dreyfus	No		Patricia A. Larkin
Municipal Money Market Funds				
AMT-Free Municipal Reserves	Dreyfus	No		Joseph Irace
BASIC California Municipal MM Fund	Dreyfus	No		Joseph Irace
BASIC Massachusetts Municipal MM Fund	Mellon	No		John F. Flahive
BASIC New York Municipal MM Fund	Dreyfus	No		Joseph Irace
Fixed Income Funds				
Bond Market Index Fund	Standish	No		Robert Bayston
High Yield Strategies Fund	Standish	No		D. Bowser\K. Bater
Premier International Bond Fund	Standish	YES	0.17%	Thomas Fahey
Premier Limited Term High Yield Fund	Standish	No		D. Bowser\K. Bater
Premier Limited Term Income Fund	Standish	No		Christopher Pellegrino
Premier Managed Income Fund	Standish	YES	0.24%	Kent J. Wosepka
Premier Strategic Income Fund	Standish	YES	0.24%	Kent J. Wosepka
Balanced Funds				
Premier Balanced Fund	Standish\TBCAM	YES	0.11%	C. Powers\J. Jares
Tax Managed Balanced Fund	Dreyfus\Fayez	No		J. Darcy\Fayez
Equity Funds				
BASIC S&P 500 Stock Index Fund	MEA	No		Thomas J. Durante
Disciplined Stock Fund	TBCAM	No		Sean P. Fitzgibbon
Premier 130/30 Growth Fund	MCM	No		Chiang\Palani\Boggs
Premier Core Equity Fund	Fayez	No		Fayez S. Sarofim
Premier Core Value Fund	TBCAM	No		Brian C. Ferguson
Premier Equity Income Fund	MEA	No		Jocelin A. Reed
Premier Global Equity Income Fund	Newton	No		James Harries
Premier Large Company Stock Fund	TBCAM	No		Sean P. Fitzgibbon
Premier Midcap Stock Fund	Franklin	No		Oliver Buckley
Premier Small Cap Value Fund	MEA	No		Adam Logan
Premier Tax Managed Growth Fund	Fayez	No		Fayez S. Sarofim

EXHIBIT C

PRE-PURCHASE APPROVAL FORM
PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE
Used for compliance with Rule 10f-3 and/or Rule 23B

1. Account/Fund Name: **Dreyfus Premier Strategic Income Fund**
2. Anticipated Purchase Date: **02/05/2008**
3. Total Net Assets of Account/Fund: **$28,510,899**
4. Type and Description of Security to be Purchased: **Lehman Bros Hldg 7.95 Perpetual Preferred**
5. Credit Rating of Security (Rating/Rating Agency): **A1/Moody's ' A-/S&P A+/Fitch**
6. Name of Underwriting Syndicate Dealer Effecting Transaction: **Lehman Brothers; & Co; Citi; Bank of America; Merrill Lynch & Co; Morgan Stanley; UBS Investment Bank; Wachovia Securities; RBC Capital Markets; Suntrust Robinson Humphrey; Wells Faro Securities; Bank of New York Mellon**
7. Name of Affiliated Underwriter in Underwriting Syndicate: **BNY Capital Markets Inc**
8. Issue Size: **75,900,000**
9. CUSIP: **52520W317**
10. Amount Purchased by Account/Fund: **2,050**
11. Percentage of Principal Amount of Offering Purchased by Account/Fund: **<0.01%**
12. Amount Purchased as a Percentage of Account/Fund Assets: **< 0.01%**
13. Purchase Price of Securities (If at par, so state): **25.00**
14. Commission/Spread Received by Principal Underwriters: **0.7875%**
15. Yield (as applicable): **7.95%**
16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase: **7.95%**
17. The Affiliated Purchase Should be Reported to the BOD of whichh Entities: Mellon Bank, N.A._______; MTONE_______; Mellon Private Trust Co. N. A. __________;Other (Describe)__**Dreyfus Fund Board**_;

Mutual Fund Purchases Only:
1. Was Price paid for all block purchases the same for all participants? (Must be Yes): **Yes**
2. Was Security Purchased on Offer Date? (Must be Yes): **Yes**
3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): **Yes**
4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): **Yes**
5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): **No**
6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): **Yes**

REPRESENTATIONS (Check box to make specific affirmation of <u>all</u> points listed below OR Trade Can Not Be Made) ☒
This transaction complies with all applicable provisions of the *Policy For Fiduciary Account Purchases Of Securities Underwritten By An Affiliate*?

- **This purchase will not be designated as a "group sale" (i.e, affiliated underwriter does not receive commissions from the unaffiliated broker/dealer) or otherwise allocated to the affiliated underwriter's account and the purchase of these securities will not benefit a direct or indirect affiliate entity of Mellon.**
- The decision to enter into this transaction is based solely on the best interests of the account/fund and not upon the interests of any Mellon affiliate or any other party, including, without limitation, another party to the transaction.
- The securities will be purchased prior to the end of the first day on which any sales are made, at a price that will not be more than the price paid by each other purchaser of the securities in that offering or any concurrent offering of the securities. If the securities are offered for subscription upon exercise of rights, the securities will be purchased on or before the fourth day preceding the day on which the rights offering terminated.
- The underwriting Affiliate indicates that its share of **equity securities does not exceed 5% of the entire offering.**
- The adviser has determined that the securities purchased are in accordance with Rule 10f-3 policies and procedures in which the applicable fund is permitted to invest in its prospectus. **Rule 10f-3 permits only a 25% of purchase issue of a fixed income asset portfolio.**
- **Note: If transaction pertains to an account governed by ERISA, Exhibit E, ERISA checklist per DOL PTE 75-1 must be completed and submitted as required. Please check box ☐ if Exhibit D is required—if so, please complete and submit.**

LOB Asset Management Unit (Print) __**Standish Mellon Asset Management**______
AND
LOB Portfolio Manager Name (Print) __**Kent Wosepka**__ Signature [signature] Date 2/9/2008
AND
LOB CIO/COO Name (Print) __**Brian Flaherty**__ Signature [signature] Date 2/10/2008
AND
Chief Compliance Officer Name (Print) __**Kelly Mahoney**__ Signature [signature] Date 2/10/2008

cc: **Nicholas M. Rotunno Phone 412-234-6382 Fiduciary Risk Management (151-0947)**

EXHIBIT C

PRE-PURCHASE APPROVAL FORM
PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE
Used for compliance with Rule 10f-3 and/or Rule 23B

1. Account/Fund Name: **Dreyfus Premier Balanced**
2. Anticipated Purchase Date: **01/09/2008**
3. Total Net Assets of Account/Fund: **$33,244,966**
4. Type and Description of Security to be Purchased: **Kroger Co 6.15% 01/15/2020**
5. Credit Rating of Security (Rating/Rating Agency): **Baa2/Moody's BBB-/S&P BBB/Fitch**
6. Name of Underwriting Syndicate Dealer Effecting Transaction: **Citigroup Global Markets; RBS Greenwich Capital; Bank of America Securities; Bank of New York; CastleOak Securities; JP Morgan; Lazard Capital Markets; Rabobank Nederland; US Bank**
7. Name of Affiliated Underwriter in Underwriting Syndicate: **BNY Capital Markets Inc**
8. Issue Size: **750,000,000**
9. CUSIP: **501044CH2**
10. Amount Purchased by Account/Fund: **20,000**
11. Percentage of Principal Amount of Offering Purchased by Account/Fund: **0.06%**
12. Amount Purchased as a Percentage of Account/Fund Assets: **0.01%**
13. Purchase Price of Securities (if at par, so state): **99.749**
14. Commission/Spread Received by Principal Underwriters: **0.675%**
15. Yield (as applicable): **6.18%**
16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase **6.18%**
17. The Affiliated Purchase Should be Reported to the BOD of which Entities: Mellon Bank, N.A.________; MTONE________; Mellon Private Trust Co. N. A. __________;Other (Describe) **Dreyfus Board** ;

Mutual Fund Purchases Only:

1. Was Price paid for all block purchases the same for all participants? (Must be Yes): **Yes**
2. Was Security Purchased on Offer Date? (Must be Yes): **Yes**
3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): **Yes**
4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): **Yes**
5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): **No**
6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): **Yes**

REPRESENTATIONS (Check box to make specific affirmation of all points listed below OR Trade Can Not Be Made) ☒

This transaction complies with all applicable provisions of the *Policy For Fiduciary Account Purchases Of Securities Underwritten By An Affiliate*?

- **This purchase will not be designated as a "group sale" (i.e, affiliated underwriter does not receive commissions from the unaffiliated broker/dealer) or otherwise allocated to the affiliated underwriter's account and the purchase of these securities will not benefit a direct or indirect affiliate entity of Mellon.**
- The decision to enter into this transaction is based solely on the best interests of the account/fund and not upon the interests of any Mellon affiliate or any other party, including, without limitation, another party to the transaction.
- The securities will be purchased prior to the end of the first day on which any sales are made, at a price that will not be more than the price paid by each other purchaser of the securities in that offering or any concurrent offering of the securities. If the securities are offered for subscription upon exercise of rights, the securities will be purchased on or before the fourth day preceding the day on which the rights offering terminated.
- The underwriting Affiliate indicates that its share of **equity securities does not exceed 5% of the entire offering.**
- The adviser has determined that the securities purchased are in accordance with Rule 10f-3 policies and procedures in which the applicable fund is permitted to invest in its prospectus. **Rule 10f-3 permits only a 25% of purchase issue of a fixed income asset portfolio.**
- **Note: If transaction pertains to an account governed by ERISA, Exhibit E, ERISA checklist per DOL PTE 75-1 must be completed and submitted as required. Please check box ☐ if Exhibit D is required—if so, please complete and submit.**

LOB Asset Management Unit (Print) **Standish Mellon Asset Management**
AND
LOB Portfolio Manager Name (Print) **Catherine Powers** Signature [signature] Date 1/9/08
AND
LOB CIO/COO Name (Print) **Brian Flaherty** Signature [signature] Date 1/10/08
AND
Chief Compliance Officer Name (Print) **Kelly Mahoney** Signature [signature] Date 1/10/08

cc: Nicholas M. Rotunno Phone 412-234-6382 Fiduciary Risk Management (151-0947)
Fund Chief Compliance Officer (For Affiliated Mutual Fund Purchases Only)

EXHIBIT C

PRE-PURCHASE APPROVAL FORM
PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE
Used for compliance with Rule 10f-3 and/or Rule 23B

1. Account/Fund Name: **Dreyfus Premier Balanced**
2. Anticipated Purchase Date: **02/05/2008**
3. Total Net Assets of Account/Fund: **$32,099,988**
4. Type and Description of Security to be Purchased: **Lehmen Bros Hldg 7.95 Perpetual Preferred**
5. Credit Rating of Security (Rating/Rating Agency): **A1/Moody's A-/S&P A+/Fitch**
6. Name of Underwriting Syndicate Dealer Effecting Transaction: **Lehman Brothers; & Co; Citi; Bank of America; Merrill Lynch & Co; Morgan Stanley; UBS Investment Bank; Wachovia Securities; RBC Capital Markets; Suntrust Robinson Humphrey; Wells Faro Securities; Bank of New York Mellon**
7. Name of Affiliated Underwriter in Underwriting Syndicate: **BNY Capital Markets Inc**
8. Issue Size: **75,900,000**
9. CUSIP: **52520W317**
10. Amount Purchased by Account/Fund: **3,175**
11. Percentage of Principal Amount of Offering Purchased by Account/Fund: **<0.01%**
12. Amount Purchased as a Percentage of Account/Fund Assets: **< 0.01%**
13. Purchase Price of Securities (if at par, so state): **25.00**
14. Commission/Spread Received by Principal Underwriters: **0.7875%**
15. Yield (as applicable): **7.95%**
16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase: **7.95%**
17. The Affiliated Purchase Should be Reported to the BOD of whichh Entities: Mellon Bank, N.A._______; MTONE_______; Mellon Private Trust Co. N. A. _________;Other (Describe) **Dreyfus Fund Board** ;

Mutual Fund Purchases Only:
1. Was Price paid for all block purchases the same for all participants? (Must be Yes): **Yes**
2. Was Security Purchased on Offer Date? (Must be Yes): **Yes**
3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): **Yes**
4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): **Yes**
5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): **No**
6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): **Yes**

REPRESENTATIONS (Check box to make specific affirmation of all points listed below OR Trade Can Not Be Made) ☒
This transaction complies with all applicable provisions of the *Policy For Fiduciary Account Purchases Of Securities Underwritten By An Affiliate*?

- **This purchase will not be designated as a "group sale" (i.e, affiliated underwriter does not receive commissions from the unaffiliated broker/dealer) or otherwise allocated to the affiliated underwriter's account and the purchase of these securities will not benefit a direct or indirect affiliate entity of Mellon.**
- The decision to enter into this transaction is based solely on the best interests of the account/fund and not upon the interests of any Mellon affiliate or any other party, including, without limitation, another party to the transaction.
- The securities will be purchased prior to the end of the first day on which any sales are made, at a price that will not be more than the price paid by each other purchaser of the securities in that offering or any concurrent offering of the securities. If the securities are offered for subscription upon exercise of rights, the securities will be purchased on or before the fourth day preceding the day on which the rights offering terminated.
- The underwriting Affiliate indicates that its share of **equity securities does not exceed 5% of the entire offering.**
- The adviser has determined that the securities purchased are in accordance with Rule 10f-3 policies and procedures in which the applicable fund is permitted to invest in its prospectus. **Rule 10f-3 permits only a 25% of purchase issue of a fixed income asset portfolio.**
- **Note: If transaction pertains to an account governed by ERISA, Exhibit E, ERISA checklist per DOL PTE 75-1 must be completed and submitted as required. Please check box ☐ if Exhibit D is required—if so, please complete and submit.**

LOB Asset Management Unit (Print) **Standish Mellon Asset Management**
AND
LOB Portfolio Manager Name (Print) Cathy Powers Signature [signature] Date 2/6/08
AND
LOB CIO/COO Name (Print) **Brian Flaherty** Signature [signature] Date 2/7/08
AND
Chief Compliance Officer Name (Print) **Kelly Mahoney** Signature [signature] Date 2/5/08

cc: **Nicholas M. Rotunno Phone 412-234-6382 Fiduciary Risk Management (151-0947)**